Microsoft Word 10.0.2627;
EXHIBIT 99.3
                                             Manchester Technologies, Inc.
                                                   Nine Months Ended
                                                     April 30, 2004
                                              (unaudited and in thousands)




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                                            Historical                                   Pro Forma
                                            4/30/2004             Adjustments             4/30/2004


Revenue                                     $      132,943                                $      132,943

Cost of Revenue                                    119,712                                       119,712
                                           ---------------                                --------------

Gross Profit                                        13,231                                        13,231

Selling, general and
   administrative expenses                           9,735                                         9,735
                                         -----------------                              ----------------

Income from operations                               3,496                                         3,496

Interest and other income (expense), net              (166)                                         (166)
                                              ------------                                  -------------

Income before income taxes                           3,330                                         3,330

Income tax provision                                 1,312                                         1,312
                                         -----------------                            ------------------

Net income                                 $         2,018                              $          2,018
                                           ===============                              ================

Net income per share:
   Basic                                    $         0.25                               $          0.25
                                            ==============                               ===============
   Diluted                                  $         0.24                               $          0.24
                                            ==============                               ===============

Weighted average shares outstanding:
   Basic                                             8,017                                         8,017
                                          ================                               ===============
   Diluted                                           8,364                                         8,364
                                          ================                               ===============


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